UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2016

STEAMPUNK WIZARDS, INC.

(Exact name of registrant as specified in its charter)

Nevada		45-5440446
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1271 6th Ave 43rd Fl F-1 Suite 11 New York NY 10020	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212 220 4071

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 13, 2016, Steampunk Wizards, Inc., a Nevada corporation, (the “Company”) entered into a spin-off agreement (the “Spin-Off Agreement”) with Steampunk Wizards Ltd., the Company’s wholly owned subsidiary and a company incorporated pursuant to the laws of Malta (“Steampunk”), and Praefidi Holdings Limited (the “Buyer”), an entity organized under the laws of Malta and owned by Brendon Grunewald. Pursuant to the Spin-Off Agreement, the Buyer shall receive all of the issued and outstanding capital stock of Steampunk and the Company shall receive $2,000 as purchase price. The Buyer shall become the sole equity owner of the Steampunk and the Company shall have no further interest in Steampunk.

A copy of the Spin-Off Agreement is attached hereto as Exhibit 10.1. The foregoing is only a brief description of the material terms of the Spin-Off Agreement, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibit.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 5.01.	Changes in Control of Registrant

On October 13, 2016, shareholders (the “Sellers”), who own, in the aggregate 18,071,445 shares (the “Shares”) of common stock, par value $0.0001 per share of the Company, entered into a Share Purchase Agreement (the “SPA”) with certain purchasers listed in Exhibit B of the SPA (the “Purchasers”) pursuant to which the Purchasers acquired the Shares for an aggregate purchase price of $150,000. The transaction contemplated in the SPA closed on the same day.

The Shares represent approximately 65.1% of all the issued and outstanding common stock of the Company. The transaction has resulted in a change in control of the Company.

In connection with the change in control, Mr. Joshua O’Cock, President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and sole director, resigned from all the director and officers positions with the Company. Simultaneously with the closing, Cuilian Cai, was appointed as a director and Chief Executive Officer and Chief Financial Officer of the Company.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)           Resignation of Directors and Officers

Upon the Closing, Mr. Joshua O’Cock resigned from his positions as director, President, Chief Executive Officer and Chief Financial Officer of the Company.

There was no disagreement between Mr. O’Cock and the Company.

(b)           Appointment of Directors and Officers

Upon closing, the following person was appointed as our director and officer on October 13, 2016:

Name	Age	Position
Cuilian Cai	48	Director, Chief Executive Officer and Chief Financial Officer

Ms. Cai was a founder of a foreign trade vegetable company called Qingsong Vegetables Foreign Trade Export Company, which was founded in 1992 where she focused primarily on foreign exports. She then began working in marketing department of Amway in China where she focused on brand advertising. Ms. Cai currently is the Sales Manager for Shanghai Sanyuan Industrial Ltd. Ms. Cai received her associate degree in Marketing from Yangzhou Vocational University. We believe that Ms. Cai is well suited to serve as our director because of her skills in organizing and marketing start-up companies.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Spin-Off Agreement by and between Steampunk Wizards, Inc. and Praefidi Holdings Limited
10.2	Share Purchase Agreement by and among certain sellers and buyers as set forth on the signature page thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2016	Steampunk Wizards, Inc.

	By:	/s/ Cuilian Cai
	Name:	Cuilian Cai
	Title:	Chief Executive Officer

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